EXHIBIT 3.2

SPARTAN MOTORS, INC.

(A Michigan Corporation)

AMENDED BYLAWS

SPARTAN MOTORS, INC.

(A Michigan Corporation)

BYLAWS

-i-

-ii-

-iii-

BYLAWS

OF

SPARTAN MOTORS, INC.

ARTICLE I

OFFICES

          The corporation may have offices at such places, both within and without of the State of Michigan, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

          Section 1. Times and Places of Meetings. All meetings of the shareholders shall be held, except as otherwise provided by statute, the Restated Articles of Incorporation, or these Bylaws, at such time and place as may be fixed from time to time by the board of directors. Meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice.

          Section 2. Annual Meetings. Annual meetings of the shareholders shall be held each year at such time and on such day as may be designated by the board of directors. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the board of director whose terms expire at the meeting and to transact such other business as may be properly brought before the meeting.

          Section 3. Special Meetings. Special meetings of the shareholders may be called by the board of directors, the chairman, an executive officer whenever directed by the board of directors, or by the Chief Executive Officer. The request shall state the purpose or purposes of the proposed meeting.

          Section 4. Written Notice. Written notice of all shareholder meeting, stating the time, date, and place, and in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail to each shareholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. No notice of the time, date, and place of adjourned meetings need be given, provided that the time and place to which the meeting is adjourned is announced at the meeting and at the adjourned meeting only business is transacted as might have been transacted at the original meeting.

          Section 5. Waiver of Notice. Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any written waiver of notice unless so required by the Restated Articles of Incorporation or these Bylaws.

          Section 6. Shareholder List. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address and the number of shares registered in the name of each shareholder. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting, and may be inspected by any shareholder who is present at the meeting.

          Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all shareholder meetings for the transaction of business, except as otherwise provided by statute or by the Restated Articles of Incorporation. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a meeting may be adjourned by a vote of the shares present.

          Section 8. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting other than the election of directors, unless the question is one upon which by express provision of statute or of the Restated Articles of Incorporation a different vote is required, in which case the express provision shall govern and control the decision of such question.

          Section 9. Voting Rights. Except as otherwise provided by the Restated Articles of Incorporation or resolution or resolutions of the board of directors creating any class or series of stock, each shareholder shall at every shareholder meeting be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by the shareholder. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains.

          Section 10. Action Without a Meeting. Any action required or permitted to be taken at a shareholder meting may be taken without a meeting, without prior notice, and without a vote, if before or after the action all of the shareholders entitled to vote consent in writing to the action.

          Section 11. Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

          (i)          The Chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chairman. If, in his or her absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the Chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (ii)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the Chairman may quit the chair and announce the adjournment of the meeting. Upon so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the shareholders.

          (iii)          The Chairman may ask or require that any person who is not a shareholder of record or holding a proxy to leave the meeting.

          (iv)          The Chairman may introduce nominations, resolutions, or motions submitted by the board of directors for consideration by the shareholders without a motion or a second. Except as the Chairman shall direct, a resolution or motion not submitted by the board of directors shall be considered for vote only if proposed by a shareholder of record or a duly authorized proxy of such a shareholder and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

          Section 12. Inspectors of Election. The board of directors or, if they shall not have so acted, the Chief Executive Officer, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be directors and/or employees of the corporation) to serve as inspectors of election. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

ARTICLE III

RECORD DATE

          Section 1. Fixing of Record Date by Board of Directors. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action. Only shareholders of record on a record date shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock.

          Section 2. Adjournments. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article III, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date for the adjourned meeting.

          Section 3. Registered Shareholders. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Michigan.

ARTICLE IV

DIRECTORS

          Section 1. Number and Term of Directors. The number of directors shall be fixed from time to time by resolution adopted by a majority vote of the board of directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Directors need not be residents of the State of Michigan or shareholders of the corporation.

          Section 2. Powers. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not, by statute or by the Restated Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the shareholders.

          Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the Restated Articles of Incorporation.

          Section 4. Resignation and Renewal. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the corporation, or at such subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed, but only for cause, as provided in the Restated Articles of Incorporation.

          Section 5. Nominations of Director Candidates.

          (i)          Nominations of candidates for the election of directors of the corporation at any meeting of shareholders called for the election of directors (an "Election Meeting") may be made by the board of directors or by any shareholder entitled to vote at the Election Meeting.

          (ii)          Nominations made by the board of directors shall be made at a meeting of the board of directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the corporation as of the date made.

          (iii)          Any shareholder who intends to make a nomination at the Election Meeting shall deliver, not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth: (a) the name, age, business address, and residence address of each nominee proposed in the notice; (b) the principal occupation or employment of each nominee; (c) the number of shares of capital stock of the corporation which are beneficially owned by each nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

          (iv)          If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

          Section 6. Compensation of Directors. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation for services to the corporation as a director or officer. Directors may also be reimbursed for their expenses, if any, of attendance at each board of directors or committee meeting. Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for that service.

          Section 7. Regular Meetings. Regular meetings of the board of directors may be held at the times, dates, and places as determined by the board of directors. A notice to directors is not required for a regular meeting, except that, when the board of directors establishes or changes the schedule of regular meetings, or changes the time, date, or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.

          Section 8. Special Meetings. Subject to the provisions of Section 8 of this Article IV, special meetings of the board of directors may be called by the Chairman, President, or directors constituting at least one-third of the directors then in office by giving notice to each director.

          Section 9. Notice of Meetings. Except as otherwise provided by these Bylaws, notice of the time, date, and place of each meeting of the board of directors shall be given to each director by either of the following methods:

          (i)          by mailing a written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least three days before the date of the meeting; or

          (ii)          by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by facsimile to the director's last known office or home.

          Section 10. Waiver of Notice. Whenever notice is required to be given under the provisions of the statutes or of the Restated Articles of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, unless, at the beginning of the meeting, the director objects to holding the meeting or transacting business at the meeting and does not vote for or assent to any action taken at the meeting.

          Section 11. Purpose Need Not be Stated. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice of such meeting unless so required by the Restated Articles of Incorporation or by these Bylaws.

          Section 12. Quorum. At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the board of directors except as may be otherwise specifically provided by statute or by the Restated Articles of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors who are present may adjourn the meeting without notice, other than announcement at the meeting, until a quorum shall be present.

          Section 13. Action Without a Meeting. Unless otherwise restricted by the Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee of the board may be taken without a meeting if, before or after the action, all members of the board of directors or of such committee, as the case may be, consent in writing and the written consent is filed with the minutes or proceedings of the board of directors or committee.

          Section 14. Meeting by Telephone or Similar Equipment. The board of directors or any committee designated by the board of directors may participate in a board or committee meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section 15. Committees of the Board of Directors. The board of directors may from time to time appoint committees, whose membership shall consist of such members of the board of directors as it may deem advisable, to serve at the pleasure of the board. The board of directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The board of directors may fill any vacancies in any committee as they occur.

          Each committee shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of a committee may be called by the chairman of the committee or any two members other than the chairman, and notice of the meeting may be given to the members by telephone, letter, or facsimile. A majority of its members shall constitute a quorum for the transaction of the business of a committee. A record of the proceedings of each committee shall be kept and presented to the board of directors.

ARTICLE V

OFFICERS

          Section 1. Appointment of Officers. The board of directors, at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint a President, Executive Vice President, Secretary, and Treasurer, and may elect from their number a Chairman of the Board or one or more Vice Chairmen. The board of directors also may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents which it deems necessary. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the board of directors at any later meeting. Any two or more offices may be filled by the same person.

          Section 2. Authority of Officers. The Chairman of the Board, President, Executive Vice President, any Senior Vice President and Vice President, Secretary, Treasurer, and any other persons expressly designated as officers by the board of directors shall be the only officers of the corporation. Only the officers of the corporation shall have discretionary authority to determine the fundamental policies of the corporation.

          Section 3. Term of Office, Removal, and Vacancies. An officer shall hold office at the pleasure of the board. The board may remove any officer with or without cause. An officer may resign his or her office at any time by written notice to the corporation. The resignation is effective upon receipt by the corporation or at a later date specified in the notice.

          Section 4. Chairman of the Board. There may be elected a Chairman of the Board who shall be chosen from among the directors, but who need not be an officer or an executive employee of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the board of directors and shall be an ex officio member of all committees designated by the board, and shall have such other duties and powers as may be imposed or given by the board of directors.

          Section 5. President. The President, who shall be a member of the board of directors, shall be the chief operating officer of the corporation and shall have general supervision over the operations of the corporation, subject to the direction of the board of directors and shall have such powers and perform such duties as may be assigned from time to time by the board of directors, subject, however, to his right and the right of the directors to delegate any specific powers to any officer or officers of the corporation. The President shall ensure that all orders and resolutions of the board of directors are carried into effect and may sign, with the Secretary or the Treasurer, certificates of stock of the corporation. At the request of the Chief Executive Officer, or in the case of the Chief Executive Officer's absence or inability to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          Section 6. Chief Executive Officer. The Chief Executive Officer, who shall be a member of the board of directors, in addition to his duties as Chairman of the Board or President as the case may be, shall have final authority, subject to the control of the board of directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The Chief Executive Officer shall perform other duties as may be prescribed from time to time by the board of directors or these Bylaws.

          Section 7. Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the board of directors may from time to time prescribe. At the request of the President, or in the case of his absence or inability to act, the Vice President or, if more than one Vice President, that one of them designated by the President or the board of directors, shall have all of the powers of, and shall be subject to the restrictions upon, the President. The board of directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board of directors shall prescribe.

          Section 8. Secretary. The Secretary shall attend all meetings of the shareholders and of the board of directors and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. The Secretary shall safely keep in his or her custody the seal of the corporation and shall have authority to affix the seal to all instruments where its use is required or appropriate, and when so affixed may attest the same. The Secretary shall give all notices required or appropriate pursuant to statute, the Restated Articles of Incorporation, the Bylaws, or by resolution. The Secretary may sign, with the President and Treasurer, certificates of stock of the corporation and shall perform such other duties as may be prescribed by the board of directors.

          Section 9. Treasurer. The Treasurer shall have custody of, and be responsible for, all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys, securities, and other valuable effects in the name of and to the credit of the corporation in depositories as may be designated for that purpose by the board of directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the board, and whenever requested by them, an account of all transactions as Treasurer and of the financial condition of the corporation. He may sign, with the President and Secretary, certificates of stock of the corporation and shall perform other duties as may be assigned to him by the board of directors.

          Section 10. Assistant Secretary and Assistant Treasurer. There may be appointed an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

          Section 11. Other Officers. All other officers, as may from time to time be appointed by the board of directors, shall perform such duties and exercise such authority as the board of directors shall prescribe.

ARTICLE VI

INDEMNIFICATION

          Section 1. Indemnification Other Than in Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create any presumption that the person did not act in good faith nor in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his conduct was unlawful. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

          Section 2. Indemnification in Actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the corporation, or, while serving as such a director or executive officer, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall be indemnified by the corporation against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. No indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless and only to the extent that the court in which such action, suit, or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Persons who are not directors or executive officers of the corporation may be indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Restated Articles of Incorporation.

          Section 3. Expenses. To the extent that a director, executive officer, or other individual whose indemnification is authorized by the board of directors, has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and in any action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section 3.

          Section 4. Authorization of Indemnification. Any indemnification of a director, executive officer, or other individual under Sections 1 or 2 of this Article VI, unless ordered by a court, shall be made by the corporation promptly, and in any event within 90 days, upon the written request of the director, executive officer, or other person, unless with respect to such application a determination is reasonably made that the director, executive officer, or other person failed to satisfy the applicable standard of conduct set forth in these Bylaws. Such determination shall be made as follows: (i) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to such action, suit, or proceeding; (ii) if such a quorum is not obtainable, by a majority vote of a committee designated by the board of directors consisting of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding; (iii) by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion; or (iv) by the shareholders. The right to indemnification or advances granted by this Article VI shall be enforceable by the director, executive officer, or other individual in any court of competent jurisdiction if the board of directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days. Expenses incurred in connection with successfully establishing a right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

          Section 5. Advancing of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 1 or 2 of this Article VI shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors pursuant to these Bylaws if: (i) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Sections 1 or 2 of this Articles VI; (ii) the person furnishes the corporation a written undertaking by or on behalf of the person to repay such amount if it ultimately is determined that the individual did not meet the standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The undertaking shall be by unlimited general obligation of the individual on whose behalf advances are made but need not be secured. In no event shall any advance be made in instances where the board of directors or independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its shareholders.

          Section 6. Partial Indemnification. If an individual is entitled to indemnification under Sections 1 or 2 of this Article VI for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the individual for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the individual is entitled to be indemnified.

          Section 7. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Restated Articles of Incorporation, any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The indemnification provided in this Article VI shall continue as to an individual who ceases to be a director or executive officer or serve in any other capacity, and shall inure to the benefit of the heirs, executors, and administrators of such an individual. Notwithstanding the foregoing, the total amount of actual expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the individual seeking indemnification or advancement of expenses.

          Section 8. Insurance. The corporation may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his other status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

          Section 9. Mergers. For the purposes of this Article VI, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation in the same capacity.

ARTICLE VII

SUBSIDIARIES

          Section 1. Subsidiaries. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any subsidiary, for any amendments to the charter or bylaws of any such subsidiary, or for the liquidation, merger, or sale of assets of any such subsidiary. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may cause to be elected to the board of directors of any such subsidiary such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation. The board of directors, the Chief Executive Officer, or any executive officer designated by the board of directors may instruct the directors of any such subsidiary as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.

          Section 2. Subsidiary Officers Not Executive Officers of the Corporation. The officers of any subsidiary, shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such officer of a subsidiary, unless such officer shall also be a director or executive officer of the corporation, be entitled to have access to any files, records, or other information relating or pertaining to the corporation or its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the board of directors or the Chief Executive Officer.

ARTICLE VIII

CERTIFICATES OF STOCK

          Section 1. Form. Certificates of stock in the corporation shall be in such form as shall be approved by the board of directors and shall be signed by, or in the name of the corporation by, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by each shareholder in the corporation. The certificate may, but need not be, sealed with the seal of the corporation, or a facsimile thereof.

          Section 2. Facsimile Signature. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent; or (ii) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 3. Lost Certificates. The officers may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance of the certificate, require the owner of such lost or destroyed certificate or certificates, or the person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 4. Transfers of Stock. Transfers of stock shall be made only on the books of the corporation by the holder of the shares in person, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates for a like number of shares.

ARTICLE IX

GENERAL PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law in such amounts as, in its opinion, the condition of the affairs of the corporation shall render advisable. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Restated Articles of Incorporation.

          Section 2. Reserves. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the board shall deem conducive to the interests of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

          Section 3. Execution of Contracts. The board of directors may authorize any officer or officers, agent or agents, in the name and on behalf of the corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances. No officer or agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

          Section 4. Loans. No loans shall be contracted on behalf of the corporation and no negotiable papers shall be issued in its name unless authorized by resolution of the board of directors, except that the President of the corporation is authorized to contract loans or issue negotiable paper on behalf of the corporation and in its name to the extent of $10,000. When authorized by the board of directors, any authorized officer or agent of the corporation may affect loans and advances at any time for the corporation from any bank, trust company, other institution, or from any firm, corporation, or individual, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the corporation and may pledge, hypothecate, or transfer any securities or other property of the corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

          Section 5. Checks. All checks, drafts, and other demands for money and notes of the corporation shall be signed on behalf of the corporation, by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 6. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such bank, trust company, or other depositories as the board of directors may select or may be selected by any officer or officers, or agent or agents of the corporation to whom such power may from time to time be delegated by the board. For the purpose of a deposit, the President, any Vice President, the Treasurer, the Secretary, or any other officer or agent or employee of the corporation to whom such power may be delegated by the board may endorse, assign, and deliver checks, drafts, and other demands for the payment of monies which are payable to the order of the corporation.

          Section 7. Books. There shall be kept at the office of the corporation in the State of Michigan correct books of the business and transactions of the corporation, a copy of these Bylaws, and the stock book of the corporation, which shall contain the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their respective places of residence, the number of shares held by them respectively, the time when they became the owners of the shares, and the amount paid for the shares.

          Section 8. Fiscal Year. The fiscal year of the corporation shall be determined by a resolution of the board of directors.

          Section 9. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

AMENDMENTS

                    Subject to any provisions of the Restated Articles of Incorporation, these Bylaws may be altered, amended, changed, or repealed at any regular or special meeting of the board of directors by a majority vote of directors. Subject to any provisions of the Restated Articles of Incorporation, these Bylaws also may be altered, amended, changed, or repealed at any regular or special meeting of shareholders by a majority vote of the shares present or represented by proxy, unless a greater vote is required by law or the Restated Articles of Incorporation.